As filed with the Securities and Exchange Commission on February 11, 2008
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.
(Exact name of registrant as specified in its charter)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)

Plaza de San Nicolás, 4
48005 Bilbao, Spain
(Address, including zip code, of principal executive offices)

2007 Restricted Share and Unit Plan for Employees of Compass Bancshares, Inc. and its Subsidiaries
Compass Bancshares, Inc. Local Directors Compensation and Business Development Plan
(Full title of the plans)

 Raúl Santoro de Mattos Almeida
Banco Bilbao Vizcaya Argentaria, S.A.
New York Branch
1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(212)728-1660
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Ordinary shares, nominal value €0.49 per share	1,706,004 shares	$ 19.45	$ 33,181,777.80	$ 1,304.05

(1)
American Depositary Shares, evidenced by American Depositary Receipts, issuable upon deposit of the ordinary shares registered hereby (the “BBVA ADSs”), have been registered under separate registration statements on Form F-6 (Registration No. 333-11920 and 333-142862). Each BBVA ADS represents one ordinary share.

(2)
Represents 1,320,911 ordinary shares reserved for awards of BBVA ADSs under the 2007 Restricted Share and Unit Plan for Employees of Compass Bancshares, Inc. and its Subsidiaries (including an award of restricted stock to D. Paul Jones, Jr., former Chief Executive Officer of Compass Bancshares, Inc.) and 385,093 ordinary shares reserved for awards of BBVA ADSs under the Compass Bancshares, Inc. Local Directors Compensation and Business Development Plan. The BBVA ADSs to be awarded under each of these plans will be acquired in open market purchases.  In addition, in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to include such additional ordinary shares as may be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the provisions of the plans covered hereby.

(3)
Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based on the average of the high and low prices of the BBVA ADSs on the New York Stock Exchange on February 8, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

Not required to be filed in this Registration Statement.*

Item 2.    Registrant Information and Employee Plan Annual Information.

Not required to be filed in this Registration Statement.*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by Banco Bilbao Vizcaya Argentaria, S.A. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)
The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2006, as filed with the Commission on March 30, 2007 and amended by Amendment No. 1 thereto filed with the Commission on May 14, 2007 and by Amendment No. 2 thereto filed with the Commission on June 28, 2007 (File No. 001-10110);

(b)
The Registrant’s reports on Form 6-K furnished to the Commission on October 23, 2007 and January 11, 2008, respectively, and all reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006, the end of the fiscal year covered by the Registrant’s latest annual report referred to in (a) above (File No. 001-10110); and

(c)
The description of the Registrant’s ordinary shares and the description of the BBVA ADSs contained in the Registrant’s Registration Statement on Form F-4, originally filed with the Commission on April 2, 2007, as amended by Amendment No. 3 thereto, filed with the Commission on June 28, 2007 (Registration No. 333-141813).

All documents filed and, to the extent indicated therein, furnished by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

1

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Indemnification under the Registrant’s Bylaws (Estatutos) and Spanish Law.  Under Spanish law the Registrant’s current and former directors will be liable to the Registrant, the shareholders and the creditors of the Registrant for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of the Registrant’s bylaws provides for the indemnification of the directors with respect to such liabilities.

Directors & Officers Insurance.  The Registrant maintains an insurance policy that protects its officers and directors from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit	Description

4.1
Amended and Restated Bylaws (Estatutos) of Banco Bilbao Vizcaya Argentaria, S.A. (English translation), incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3 (Registration No. 333-144784), filed with the Commission on July 23, 2007.

4.2
Form of Amended and Restated Deposit Agreement among Banco Bilbao Vizcaya Argentaria, S.A., The Bank of New York, as Depositary, and all holders from time to time of American Depositary Shares issued thereunder, incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form F-6 (Registration No. 333-142862) filed with the Commission on May 11, 2007.

4.3	Form of 2007 Restricted Share and Unit Plan for Employees of Compass Bancshares, Inc. and its Subsidiaries.

4.4	Form of Compass Bancshares, Inc. Local Directors Compensation and Business Development Plan.

5
The BBVA ADSs awarded to participants in the 2007 Restricted Share and Unit Plan for Employees of Compass Bancshares, Inc. and its Subsidiaries and the Compass Bancshares, Inc. Local Directors Compensation and Business Development Plan will be acquired in open market purchases at prevailing market prices. Because such open market purchases do not involve the issuance by the Registrant of any new ordinary shares and because such plans are not subject to ERISA, an opinion of counsel is not included with this Registration Statement.

23	Consent of Deloitte, S.L.

24	Power of Attorney (included in signature page).

2

Item 9.    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Madrid, Spain, on February 11, 2008.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Manuel González Cid
	Name:	Manuel González Cid
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below (whether as a member of the Board of Directors or officer of Banco Bilbao Vizcaya Argentaria, S.A., or both, as authorized representative of Banco Bilbao Vizcaya Argentaria, S.A. or otherwise) constitutes and appoints Manuel González Cid, Raul Santoro de Mattos Almeida and Peter W. Paulsen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including without limitation post-effective amendments) and supplements to this Registration Statement on Form S-8 and any and all additional registration statements which may be filed pursuant to General Instruction E to Form S-8 to register additional securities under the employee benefit plans or agreements named herein, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Francisco González Rodríguez	Chairman of the Board of Directors	February 11, 2008
Francisco González Rodríguez	and Chief Executive Officer

/s/ José Ignacio Goirigolzarri Tellaeche	President and Chief Operating Officer	February 11, 2008
José Ignacio Goirigolzarri Tellaeche

/s/Tomás Alfaro Drake	Director	February 11, 2008
Tomás Alfaro Drake

/s/ Juan Carlos Álvarez Mezquíriz	Director	February 11, 2008
Juan Carlos Álvarez Mezquíriz

SIGNATURE	TITLE	DATE

/s/ Rafael Bermejo Blanco	Director	February 11, 2008
Rafael Bermejo Blanco

/s/ Richard C. Breeden	Director	February 11, 2008
Richard C. Breeden

/s/ Ramón Bustamante y de la Mora	Director	February 11, 2008
Ramón Bustamante y de la Mora

/s/ José Antonio Fernández Rivero	Director	February 11, 2008
José Antonio Fernández Rivero

/s/ Ignacio Ferrero Jordi	Director	February 11, 2008
Ignacio Ferrero Jordi

/s/ Román Knörr Borrás	Director	February 11, 2008
Román Knörr Borrás

/s/ Carlos Loring Martínez de Irujo	Director	February 11, 2008
Carlos Loring Martínez de Irujo

/s/ José Maldonado Ramos	Director and General Secretary	February 11, 2008
José Maldonado Ramos

/s/ Enrique Medina Fernández	Director	February 11, 2008
Enrique Medina Fernández

/s/ Susana Rodríguez Vidarte	Director	February 11, 2008
Susana Rodríguez Vidarte

/s/ Manuel González Cid	Chief Financial Officer	February 11, 2008
Manuel González Cid

/s/ Javier Malagón Navas	Chief Accounting Officer	February 11, 2008
Javier Malagón Navas

/s/ Raúl Santoro de Mattos Almeida	Authorized Representative of Banco	February 11, 2008
Raúl Santoro de Mattos Almeida	Bilbao Vizcaya Argentaria, S.A. in the United States

EXHIBIT INDEX

Exhibit	Description

4.1
Amended and Restated Bylaws (Estatutos) of Banco Bilbao Vizcaya Argentaria, S.A. (English translation), incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3 (Registration No. 333-144784), filed with the Commission on July 23, 2007.

4.2
Form of Amended and Restated Deposit Agreement among Banco Bilbao Vizcaya Argentaria, S.A., The Bank of New York, as Depositary, and all holders from time to time of American Depositary Shares issued thereunder, incorporated by reference to Exhibit 1 to the Registrant’s Registration Statement on Form F-6 (Registration No. 333-142862) filed with the Commission on May 11, 2007.

4.3	Form of 2007 Restricted Share and Unit Plan for Employees of Compass Bancshares, Inc. and its Subsidiaries.

4.4	Form of Compass Bancshares, Inc. Local Directors Compensation and Business Development Plan.

5
The BBVA ADSs awarded to participants in the 2007 Restricted Share and Unit Plan for Employees of Compass Bancshares, Inc. and its Subsidiaries and the Compass Bancshares, Inc. Local Directors Compensation and Business Development Plan will be acquired in open market purchases at prevailing market prices. Because such open market purchases do not involve the issuance by the Registrant of any new ordinary shares and because such plans are not subject to ERISA, an opinion of counsel is not included with this Registration Statement.

23	Consent of Deloitte, S.L.

24	Power of Attorney (included in signature page).